UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 16, 2004

                                Ramp Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

           0-24768                                         84-1123311
   (Commission File Number)                             (I.R.S. Employer
                                                     Identification Number)


                                 (212) 440-1500
              (Registrant's Telephone Number, Including Area Code)

            33 Maiden Lane, New York, NY                        10038
      (Address of Principal Executive Offices)                (Zip Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement

      In November, 2004, Ramp Corporation (the "Company") agreed with three of its existing convertible note holders with respect to the reduction of the exercise price of outstanding warrants to purchase an aggregate of 16,706,856 shares of common stock, par value $.001 per share ("Common Stock"), from a price of $0.0325 cents per share to $.015 cents per share. In connection with the exercise of warrants to purchase all of the shares of Common Stock, the note holders agreed to a reduction of principal amount of outstanding notes in the aggregate amount of $250,602.84.

      In November, 2004, the Company agreed with three of its existing convertible note holders with respect to the reduction of the conversion price of outstanding convertible notes to purchase an aggregate of 20,400,000 shares of Common Stock, from $0.30 cents per share to $0.015 cents per share. In connection with the conversion of notes to purchase shares of Common Stock, the note holders agreed to a reduction of principal amount of outstanding notes in the aggregate amount of $306,000.

Item 9.01      Financial Statements and Exhibits

 (c) Exhibits

      Not applicable.

                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 22, 2004.

                                                 RAMP CORPORATION

                                                 /s/ Andrew Brown
                                                 -------------------------------
                                                 By:  Andrew Brown
                                                 Its: Chief Executive Officer

Date: November 22, 2004